UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2009

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 905-5145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 24, 2009, ULURU Inc., a Nevada corporation (the “Company”), announced that at this time discussions to acquire York Pharma, plc, a public limited company incorporated under the laws of England and Wales (“York”), have been terminated.  The Company had previously announced that it intended to proceed with an offer to acquire all of the issued share capital of York, as described in that certain non-binding offer letter dated April 6, 2009 by and between the Company and York.  The Company delivered written notice of the termination of such discussions to York on June 19, 2009 (the “Notice”).  Also included in the Notice was notification to York that all amounts owing to the Company under that certain secured revolving credit facility established pursuant to that certain Note Purchase Agreement dated March 31, 2009 by and between the Company and York (the “Facility”), which amounts total US$1,000,000, plus all accrued but unpaid interest, are due and payable in accordance with the terms of the Facility.  This Facility is secured by substantially all of the assets of York and its subsidiaries.

A copy of a press release issued by the Company regarding the items described above is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated June 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: June 24, 2009	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 24, 2009